UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2004

Avici Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30865	02-0493372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Billerica Avenue North Billerica, Massachusetts	01862
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 18, 2004, the Compensation Committee of the Board of Directors established the compensation for Dr. William Leighton, the Chief Executive Officer of Avici Systems Inc. (the “Company”), at the rate of $25,000 per month, payable quarterly.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, the Company’s Board of Directors appointed Dr. William Leighton, a current member of the Company’s Board of Directors, to serve as interim Chief Executive Officer replacing Steven Kaufman, whose employment with and service as President, Chief Executive Officer and a director of the Company ended on November 15, 2004. Dr. Leighton will serve as the Company’s principal executive officer.

Dr. Leighton, age 53, has served as a member of the Company’s Board of Directors since May 2004. Before joining the Company, Dr. Leighton spent 27 years employed by AT&T. From May 2003 to March 2004 Dr. Leighton served as Vice President of Research at AT&T Labs. Prior to that, Dr. Leighton was the Vice President of Technology and Services Strategy at AT&T Labs.

On November 18, 2004, the Compensation Committee of the Board of Directors established the compensation for Dr. Leighton, the Chief Executive Officer of the Company, at the rate of $25,000 per month, payable quarterly.

Item 7.01. Regulation FD Disclosure.

The November 15, 2004 press release announcing the appointment of Dr. William Leighton replacing Steven Kaufman as Chief Executive Officer is furnished as Exhibit 99.1 to this report. The information in the press release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Avici Systems Inc.

Date: November 19, 2004	By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer, Treasurer, Senior Vice President of Finance and Administration and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 15, 2004